Exhibit 10

Second Amendment to Credit Agreement

This Second Amendment to Credit Agreement (the “Second Amendment”) dated as of December 21, 2011, between Oil-Dri Corporation of America (the “Company”) and BMO Harris Bank N.A. (formerly known as Harris N.A.) (the “Bank”).

Preliminary Statements

              A.The Company, the Domestic Subsidiaries of the Company, and the Bank are parties to a Credit Agreement dated as of January 27, 2006 (as amended and restated from time to time, the “Credit Agreement”).  All capitalized terms used herein without definition shall have the same meanings herein as such terms are defined in the Credit Agreement.

              B.The Company and the Bank have agreed to amend the Credit Agreement under the terms and conditions set forth in this Second Amendment.

Section 1.	Amendments.

Upon satisfaction of the conditions precedent contained in Section 3 below, the Credit Agreement shall be and hereby is amended as follows:

              1.1.Section 1.3(b) of the Credit Agreement (Letters of Credit; Term) shall be amended and restated in its entirety to read as follows:

(b)           Term.  Each Letter of Credit issued hereunder shall expire not later than the earlier of (i) twelve (12) months from the date of issuance (or be cancelable not later than twelve (12) months from the date of issuance and each renewal) or (ii) 270 days after the Termination Date.  On the Termination Date, the Company hereby agrees to pay to the Bank without notice or demand an amount equal to 103% of the Letters of Credit outstanding on such date (whether or not the relevant Letters of Credit have been drawn upon) which amount shall be held by the Bank as collateral security therefor ( and which cash collateral shall be accompanied by such security documents as are then required by the Bank in its reasonable discretion) or the Company shall provide a “back-up” letter of credit in a face amount equal to 103% of the Letters of Credit outstanding on such date and otherwise in form and substance, and issued by an issuer, satisfactory to the Bank in its reasonable discretion, as security for the repayment of any amounts owing with respect to the Letters of Credit.

              1.2.Section 4.1 of the Credit Agreement (Definitions) is hereby amended by (a) amending and restating in their entirety the definitions of “Applicable Margin” (which shall be deemed amended effective as of December 21, 2011), “Level II Status,” “Level III Status,” and “Termination Date” to read as follows and (b) deleting the definitions of “Level IV Status” and “Level V Status” in their entirety:

“Applicable Margin” means, with respect to the Base Rate Portion, LIBOR Portions, the commitment fee payable under Section 3.1(a) hereof and the letter of credit fee payable under Section 3.1(b) hereof shall mean the rate specified for such Obligation below, subject to quarterly adjustment as hereinafter provided:

When Following Status Exists For any Margin Determination Date	Applicable Margin For Base Rate Portion is:	Applicable Margin For LIBOR Portions is:	Applicable Margin For Commitment Fee is:	Applicable Margin For Letter of Credit Fee is:
Level I Status	0.0%	1.00%	0.20%	1.00%
Level II Status	0.0%	1.25%	0.20%	1.25%
Level III Status	0.0%	1.50%	0.20%	1.50%

provided, however, that all of the foregoing is subject to the following:

(i)           the initial Applicable Margin in effect from December 21, 2011, through the first Margin Determination Date shall be the Applicable Margin for Level II Status;

(ii)           on or before the date that is five (5) Business Days after the latest date by which the Company is required to deliver a Compliance Certificate to the Bank pursuant to Section 7.5 hereof for each fiscal quarter of the Company (such date that is five (5) Business Days after the latest date by which the Company is required to deliver a Compliance Certificate to the Bank for the relevant fiscal quarter being herein referred to as the “Margin Determination Date” for such fiscal quarter) (commencing with the first fiscal quarter ending after the date hereof), the Bank shall determine whether Level I Status, Level II Status or Level III Status exists as of the close of the applicable quarterly accounting period, based upon the Compliance Certificate and financial statements delivered to the Bank under Section 7.5 hereof for such accounting period, and shall promptly notify the Company of such determination and of any change in the Applicable Margin resulting therefrom.  Any such change in the Applicable Margin shall be effective as of the related Margin Determination Date, with such new Applicable Margin to continue in effect (subject to interim adjustment in the events and with the effects set forth in the immediately following clause (iii)) until the next Margin Determination Date;

(iii)           if the Company has not delivered a Compliance Certificate by the date such Compliance Certificate is required to be delivered under Section 7.5 hereof for a given Margin Determination Date (a “Late Compliance Certificate”), the Applicable Margin shall be the Applicable Margin for Level III Status unless and until a Compliance Certificate is delivered for the next Margin Determination Date; provided, however, that if the Company subsequently delivers the Late Compliance Certificate before such next Margin Determination Date, the Applicable Margin shall be established by such Late Compliance Certificate, shall take effect from the date of such late delivery and shall remain effective until such next Margin Determination Date; and

(iv)           if and so long as any Event of Default has occurred and is continuing hereunder, notwithstanding anything herein to the contrary, the Applicable Margin shall be the Applicable Margin for Level III Status.

“Level II Status” means, for any Margin Determination Date, that as of the close of the most recently completed calendar quarter with reference to which such Margin Determination Date was set, the Debt to Earnings Ratio is greater than or equal to 1.00 to 1.0 but less than 2.00 to 1.0.

“Level III Status” means, for any Margin Determination Date, that as of the close of the most recently completed calendar quarter with reference to which such Margin Determination Date was set, the Debt to Earnings Ratio is greater than or equal to 2.00 to 1.0.

“Termination Date” means December 31, 2014, or such earlier date on which the Revolving Credit Commitment is terminated in whole pursuant to Section 3.4, 8.2 or 8.3 hereof.

              1.3.Section 7.1 of the Credit Agreement (Maintenance of Business) shall be amended and restated in its entirety to read as follows:

Section 7.1.                      Maintenance of Business.  The Company shall, and shall cause each Subsidiary to, preserve and maintain its existence.  The Company shall, and shall cause each Subsidiary to, preserve and keep in force and effect all licenses, permits and franchises necessary to the proper conduct of its business.  The foregoing to the contrary notwithstanding, this Section 7.1 shall not operate to prevent any merger or consolidation otherwise permitted by Sections 7.10 or 7.11 hereof or the dissolution of any Foreign Subsidiary that is not a Significant Subsidiary if such action is, in the reasonable business judgment of the Company, desirable is the conduct of its business.

1.4.           Subsection (f) of Section 7.7 of the Credit Agreement (Indebtedness for Borrowed Money) shall be amended and restated in its entirety to read as follows:

(f)           unsecured indebtedness issued by the Company with respect to the 6.55% Senior Notes due April 15, 2013 issued under that certain Note Purchase Agreement dated as of April 15, 1998, unsecured indebtedness issued by the Company with respect to the 5.89% Senior Notes due October 15, 2015 issued under that certain Note Agreement dated as of December 16, 2005, unsecured indebtedness issued by the Company with respect to the 3.96% Senior Notes due August 1, 2020 issued under that certain Note Purchase Agreement dated as of November 12, 2010, and any other unsecured indebtedness issued by the Company from time to time, provided that the aggregate principal amount of all indebtedness permitted under this subsection shall not to exceed $50,000,000 at any one time outstanding and, in connection with any such indebtedness issued after the date hereof, no Default or Event of Default shall exist at the time of such issuance or shall arise as a consequence thereof; and

1.5.           Subsection (h) of Section 7.9 of the Credit Agreement (Acquisitions, Investments, Loans, Advances and Guaranties) shall be amended and restated in its entirety to read as follows:

(h)           Acquisitions of all or any substantial part of the assets or business of any other Person or division thereof engaged in the same or any related business, or of a majority of the voting stock of such a Person, provided that (i) no Default or Event of Default exists or would exist after giving effect to such Acquisition, (ii) the board of directors or other governing body of such Person whose Property, or voting stock or other interests in which, are being so acquired has approved the terms of such Acquisition, (iii) the Company shall have delivered to the Bank prior written notice of such Acquisition and, if a new Subsidiary results from such Acquisition, an updated Schedule 5.2, (iv) the sum of (1) the aggregate amount expended by the Company and its Subsidiaries as consideration for such Acquisition (and in any event (x) including as such consideration, any Indebtedness for Borrowed Money assumed or incurred as a result of such acquisition, and (y) excluding as such consideration, any equity securities issued by the Company as consideration for such Acquisition) and (2) the aggregate amount expended as consideration (including Indebtedness for Borrowed Money and excluding equity securities as aforesaid) for all other Acquisitions permitted under this Section 7.9(h) after January 27, 2006, on a cumulative basis does not exceed $45,000,000 in the aggregate, and (v) where the aggregate amount expended as consideration (including Indebtedness for Borrowed Money and excluding equity securities as aforesaid) for such Acquisition equals or exceeds $20,000,000, the Company shall have furnished to the Bank at such time reasonable details as to such Acquisition (including sources and uses of funds), historical financial information and pro forma financial forecasts of the Company on a consolidated basis after giving effect to the Acquisition and covenant compliance calculations reasonably satisfactory to the Bank (and, within 60 days after the date of any such Acquisition where the aggregate amount expended as consideration (including Indebtedness for Borrowed Money and excluding equity securities as aforesaid) for such Acquisition equals or exceeds $20,000,000, the Company shall provide the Bank a summary integration plan for the business being acquired); and

1.6.           Schedule 5.2 to the Credit Agreement (Subsidiaries) shall be amended and restated in its entirety to read as set forth on Schedule 5.2 attached hereto and made a part hereof.

Section 2.	Representations.

In order to induce the Bank to execute and deliver this Second Amendment, the Company hereby represents and warrants to the Bank that, after giving effect to the amendments set forth in Section 1 above, (a) each of the representations and warranties set forth in Section 5 of the Credit Agreement is true and correct on and as of the date of this Second Amendment as if made on and as of the date hereof and as if each reference therein to the Credit Agreement referred to the Credit Agreement as amended hereby and (b) no Default or Event of Default exists under the Credit Agreement or shall result after giving effect to this Second Amendment.

Section 3.	Conditions Precedent.

This Second Amendment shall become effective upon satisfaction of the following conditions precedent:

3.1.           The Company and the Bank shall have executed and delivered this Second Amendment.

3.2.           Each Guarantor shall have executed and delivered its consent to this Second Amendment in the space provided for that purpose below.

3.3.           Legal matters incident to the execution and delivery of this Second Amendment shall be satisfactory to the Bank and its counsel.

Section 4.	Miscellaneous.

              4.1.Except as specifically amended herein, the Credit Agreement shall continue in full force and effect in accordance with its original terms.  Reference to this specific Second Amendment need not be made in the Credit Agreement, the Note, or any other instrument or document executed in connection therewith, or in any certificate, letter or communication issued or made pursuant to or with respect to the Credit Agreement, any reference in any of such items to the Credit Agreement being sufficient to refer to the Credit Agreement as amended hereby.

              4.2.The Company agrees to pay on demand all costs and expenses of or incurred by the Bank in connection with the negotiation, preparation, execution and delivery of this Second Amendment.

              4.3.This Second Amendment may be executed in any number of counterparts, and by the different parties on different counterpart signature pages, all of which taken together shall constitute one and the same agreement.  Any of the parties hereto may execute this Second Amendment by signing any such counterpart and each of such counterparts shall for all purposes be deemed to be an original.  Delivery of executed counterparts of this Second Amendment by facsimile transmission or by e-mail transmission of an Adobe portable document format file (also known as a “PDF” file) shall be effective as an original.  This Second Amendment shall be governed by, and construed in accordance with, the internal laws of the State of Illinois.

[Signature Pages to Follow]

This Second Amendment to Credit Agreement is dated as of the date first above written.

Oil-Dri Corporation of America
By:	/s/ Jeffrey M. Libert
Name:	Jeffrey M. Libert
Title:	Vice President

BMO Harris Bank N.A.
By:	/s/ Steven M. Marks
Name:	Steven M. Marks
Title:	Senior Vice President

Guarantors’ Acknowledgment, Consent, and Reaffirmation

Each of the undersigned has heretofore guaranteed the due and punctual payment of all present and future Obligations pursuant to Section 9 of the Credit Agreement and hereby consents to the amendment to the Credit Agreement as set forth above and confirms that all of the obligations of the undersigned thereunder remain in full force and effect.  Each of the undersigned further agrees that the consent of the undersigned to any further amendments to the Credit Agreement shall not be required as a result of this consent having been obtained.  Each of the undersigned acknowledges that the Bank is relying on the assurances provided for herein and entering into this Second Amendment and maintaining credit outstanding to the Borrower under the Credit Agreement as so amended.

Oil-Dri Corporation of Georgia		Oil-Dri Production Company
By:	/s/ Jeffrey M. Libert	By:	/s/ Jeffrey M. Libert
Name:	Jeffrey M. Libert	Name:	Jeffrey M. Libert
Title:	Vice President	Title:	Vice President

Mounds Production Company, LLC		Mounds Management, Inc.
By:	Mounds Management Inc.
Its Managing Member

By:	/s/ Jeffrey M. Libert	By:	/s/ Jeffrey M. Libert
Name:	Jeffrey M. Libert	Name:	Jeffrey M. Libert
Title:	Vice President	Title:	Vice President

Blue Mountain Production Company		Oil-Dri Corporation of Nevada
By:	/s/ Jeffrey M. Libert	By:	/s/ Jeffrey M. Libert
Name:	Jeffrey M. Libert	Name:	Jeffrey M. Libert
Title:	Vice President	Title:	Vice President

Taft Production Company
By:	/s/ Jeffrey M. Libert
Name:	Jeffrey M. Libert
Title:	Vice President

Schedule 5.2

Subsidiaries

Name	Jurisdiction of Organization	Percentage Ownership	Type
Oil-Dri Corporation of Georgia	Georgia	100%	Significant
Oil-Dri Production Company	Mississippi	100%	Significant
Mounds Management, Inc. (formerly known as Oil-Dri Transportation Co.)	Delaware	100%	Insignificant
Oil-Dri (U.K.) Limited	United Kingdom	100%	Insignificant
Oil-Dri Corporation of Nevada	Nevada	100%	Insignificant
ODC Acquisition Corp.	Illinois	100%	Insignificant; Inactive
Oil-Dri SARL	Switzerland	100%	Insignificant
Oil-Dri Canada ULC	Canada	100% (by Oil-Dri SARL)	Insignificant
Blue Mountain Production Company	Mississippi	100% (by Oil-Dri Canada ULC)	Insignificant
Mounds Production Company, LLC	Illinois	75% (by Mounds Management, Inc.) and 25% (by Blue Mountain Production Company)	Insignificant
Taft Production Company	Delaware	100%	Insignificant